Exhibit 99.1

JOINT FILING AGREEMENT

We, the signatories of the statement to which this Joint Filing Agreement is attached, hereby agree that such statement is filed, and any amendments thereto filed by either or both of us will be filed, on behalf of each of us.

Date:  July 2, 2014

GATES VENTURES, LLC

By: *
Name: Alan Heuberger
Title: Attorney-in-fact for Michael Larson, Manager(1)

WILLIAM H. GATES III

By: *
Name: Alan Heuberger(2)
Title: Attorney-in-fact

*By:	/s/ Alan Heuberger
Alan Heuberger

(1) Duly authorized under Special Limited Power of Attorney appointing Alan Heuberger attorney-in-fact, dated October 11, 2013, by and on behalf of Michael Larson, filed as Exhibit 99.2 to GV’s Schedule 13G with respect to Issuer on October 31, 2013, SEC File No. 005-86313, and incorporated by reference herein.

(2) Duly authorized under Special Limited Power of Attorney appointing Alan Heuberger attorney-in-fact, dated August 12, 2008, by and on behalf of William H. Gates III, filed as Exhibit 99.3 to GV’s Schedule 13G with respect to Issuer on October 31, 2013, SEC File No. 005-86313 and incorporated by reference herein.